Rule 10f-3 Transaction Exhibit
Nuveen Diversified Dividend and Income Fund
FILE #811-21407
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF
SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF
UNDERWRITERS
<c>NAME OF AFFILIATED
 BROKER-DEALER
5/16/2013
DDR Corp
$695,520,000
$841,050
RBC Capital, Goldman Sachs, JP Morgan, Wells
 Fargo, Citigroup, Deutsche Bank
JPMorgan Securities LLC
10/30/2013
Brixmor Property Group, Inc.
$948,750,000
$134,000
BofA Merrill Lynch, Wells Fargo, JP Morgan,
Citigroup
JPMorgan Securities LLC
12/12/2013
Hilton Worldwide Holdings,
Inc.
$2,352,000,000
$114,000
Goldman Sachs, JPMorgan, Deutsche,
BofA Merrill Lynch, Morgan Stanley
JPMorgan Securities LLC